Exhibit 10.6

ALLIED NEVADA GOLD CORP.

SPECIAL STOCK OPTION PLAN

February 7, 2007

1.	PURPOSE OF THE PLAN

The purpose of this Special Stock Option Plan (the “Plan”) is to govern the grant of stock options (the “Options”) to purchase common shares (the “Shares”) in the capital of Allied Nevada Gold Corp. (the “Corporation”) pursuant to an arrangement and merger agreement made as of September 22, 2006 among the Corporation, Vista Gold Corp. (“Vista”) and Carl and Janet Pescio. The options (the “Options”) under the Plan will be granted to holders of stock options (“Vista Options”) to purchase common shares in the capital of Vista under Vista’s stock option plan dated November 1996, as amended November 1998, May 2003, May 2005 and May 2006 (the “May 2006 Plan”) as of the effective time (the “Effective Time”) of a plan of arrangement (the “Arrangement”) involving, among others, the Corporation and Vista. Under the Plan, holders of Vista Options will exchange their Vista Options for: (i) new options to purchase common shares in the capital of Vista and (ii) the Options issuable under the Plan.

2.	IMPLEMENTATION

The Plan and the grant and exercise of any Options under the Plan are subject to compliance with all applicable securities laws and regulations and rules promulgated thereunder (including the requirements of section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) and Rule 16b-3 thereunder) and with the requirements of each stock exchange on which the Shares are listed at the time of the grant of any Options under the Plan and of any governmental authority or regulatory body to which the Corporation is subject (collectively “Securities Laws”).

3.	ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Corporation which shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan.

4.	MAXIMUM NUMBER OF SHARES RESERVED UNDER THE PLAN

Subject to the applicable requirements of each stock exchange on which the Shares are listed, the maximum number of Shares which may be issuable pursuant to Options granted under the Plan shall be equal to, but shall not exceed at any time, that number of Options issuable to holders of Vista Options pursuant to the Arrangement. Notwithstanding any other provision in the Plan, such maximum number may not be amended by the Corporation at any time, except as provided in paragraph 6.9 of the Plan. For greater certainty, no additional Options may be issued under the Plan for any purpose whatsoever except pursuant to the Arrangement. If Options granted to an individual under the Plan shall expire or terminate for any reason without having been exercised in respect of certain Shares, such Shares shall not be made available for purchase upon exercise of other Options to be granted under the Plan.

5.	ELIGIBILITY

All Options under the Plan shall be granted under the Plan pursuant to the Arrangement to holders of Vista Options as of the Effective Time. All holders of Options under the Plan are designated as “Participants” under the Plan.

6.	TERMS AND CONDITIONS

All Options under the Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.

6.1	Option Agreement

All Options shall be granted under the Plan by means of an agreement (the “Option Agreement”) between the Corporation and each Participant, to be entered into as soon as reasonably practicable after the Effective Time, substantially in the form set out in Schedule “A” attached hereto, and which shall first be approved by the Board of Directors with such changes to such form as the Board of Directors may approve, such approval to be conclusively evidenced by the execution of the Option Agreement by any two directors or officers of the Corporation.

6.2	Exercise Price

The price (the “Exercise Price”) payable in cash at the time of exercise of an Option by a Participant for any Share will be determined after the Effective Time, in accordance with the terms of the Arrangement, and will be stated on each Option Agreement.

6.3	Length of Grant

Subject to paragraphs 6.8 to 6.12, all Options granted under the Plan shall expire not later than that date which is 10 years from the date such Options were granted.

6.4	Non-Assignability of Options

An Option granted under the Plan shall not be transferable or assignable (whether absolutely or by way of mortgage, pledge or other charge) by a Participant other than by will or other testamentary instrument or the laws of succession or administration and may be exercisable during the lifetime of the Participant only by such Participant in accordance with paragraph 6.5 of the Plan.

6.5	Exercise of Options

Each Participant, upon becoming entitled to exercise Options in respect of any Shares in accordance with the Option Agreement relating thereto, shall thereafter be entitled to exercise the Options to purchase such Shares at any time or times after such Options vest and become exercisable in accordance with the Option Agreement relating thereto and prior to the expiration or other termination of the Options in accordance with the Option Agreement.

6.6	Exercise and Payment

Any Option granted under the Plan may be exercised in whole or in part by a Participant or, if applicable, the legal representative of a Participant by delivering to the Corporation at its registered office written notice specifying the number of Shares in respect of which such Option is being exercised, accompanied by payment (by cash or certified cheque payable to the Corporation) of the entire Exercise Price (determined in accordance with the Option Agreement) for the number of Shares specified in the notice. Upon the exercise of an Option by a Participant the Corporation shall cause the transfer agent and registrar of Shares of the Corporation to promptly deliver to that Participant or the legal representative of that Participant, as the case may be, a share certificate in the name of that Participant or the legal representative of that Participant, as the case may be, representing the number of Shares specified in the written notice.

6.7	Rights of Participants

The Participants shall have no rights whatsoever as shareholders in respect of any of the Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) other than Shares in respect of which Participants have exercised their Options and which have been issued by the Corporation.

6.8	Third Party Offer

If at any time when an Option granted under the Plan remains unexercised with respect to any Shares, an offer to purchase all of the outstanding Shares is made by a third party, the Corporation may, upon giving each Participant written notice to that effect, require the acceleration of the time for the exercise of the unexercised Options granted under the Plan and of the time for the fulfilment of any conditions or restrictions on such exercise.

6.9	Alterations in Shares

In the event of a stock dividend, subdivision, redivision, consolidation, share reclassification, amalgamation, merger, consolidation, corporate arrangement, reorganization, liquidation or the like of or by the Corporation, the Board of Directors may, subject to any required prior regulatory approval, make adjustments, if any, to the number of Shares that may be purchased upon exercise of unexercised Options or to the Exercise Price therefor, or both, as it shall deem appropriate and may amend the Option Agreements relating to those Options to give effect to such adjustments and may adjust the maximum number of Shares available under the Plan as may be appropriate. If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Shares for shares or other securities in another company is imminent, the Board of Directors may, in a fair and equitable manner and subject to prior regulatory approval, determine the manner in which all unexercised Options granted under the Plan shall be treated including, for example, requiring the acceleration of the time for the exercise of such Options by the Participants and of the time for the fulfilment of any conditions or restrictions on such exercise.

6.10	Termination for Cause

Subject to paragraph 6.11 and section 7, if a Participant is dismissed as an officer or employee of Vista or one of its subsidiaries for cause, all unexercised Options of that Participant under the Plan shall immediately be deemed to be terminated and shall lapse notwithstanding the original term of the Option granted to such Participant under the Plan. Nothing contained in the Plan shall be deemed to give an officer or employee the right to be retained in the employ of Vista, or to interfere with the right of Vista to terminate the employment of an officer or employee at any time.

6.11	Termination Other Than for Cause

If a Participant ceases to be a director, officer or employee of Vista or of one of its subsidiaries or ceases to provide consulting or other services to Vista for any reason other than as a result of having been dismissed for cause as provided in paragraph 6.10 or as a result of the Participant’s death, such Participant shall have the right for a period of 30 days (or until the normal expiry date of the Option rights of such Participant if earlier) from the date of ceasing to be a director, officer, employee or provider of services to exercise the Options of such Participant to the extent they were then exercisable. Upon the expiration of such 30 day period all unexercised Options of that Participant shall immediately be terminated notwithstanding the original term of the Option granted to such Participant under the Plan.

6.12	Deceased Participant

In the event of the death of a Participant, the legal representatives of the deceased Participant shall have the right for a period of 90 days (or until the normal expiry date of the Options of such Participant if earlier) from the date of death of the deceased Participant to exercise the deceased Participant’s Options to the extent they were exercisable on the date of death. Upon the expiration of such period all unexercised Options of the deceased Participant shall immediately terminate and shall lapse notwithstanding the original term of the Options granted to the deceased Participant under the Plan.

7.	DISCONTINUANCE AND AMENDMENT OF PLAN

The Board of Directors may from time to time, subject to any applicable Securities Laws and any required prior regulatory approval, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan and the Option Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Options previously granted to a Participant under the Plan without the consent of that Participant. Notwithstanding the foregoing, upon the exercise, expiry or termination of all Options granted hereunder, the Corporation shall discontinue the Plan.

8.	NO FURTHER RIGHTS

Nothing contained in the Plan nor in any Option granted hereunder shall give any Participant or any other person any interest or title in or to any Shares or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option, nor shall it confer upon the Participants any right to continue as an employee or executive of Vista or of its subsidiaries.

SCHEDULE “A”

SPECIAL STOCK OPTION AGREEMENT

THIS AGREEMENT made as of the              day of                     , 20    .

BETWEEN:

ALLIED NEVADA GOLD CORP.

1360 Greg Street, Suite 203

Sparks, Nevada, USA 89431

(hereinafter called the “Corporation”)

AND:

_______________________

c/o Allied Nevada Gold Corp.

1360 Greg Street, Suite 203

Sparks, Nevada, USA 89431 [NTD: consider whether Participant’s address should be c/o Vista or Allied Nevada]

(hereinafter called the “Participant”)

WITNESSES THAT WHEREAS:

A. The Corporation has entered into an arrangement and merger agreement made as of September 22, 2006 (the “Arrangement Agreement”), pursuant to which the Corporation has established a special stock option plan (the “Plan”), a copy of which is annexed as Appendix “A” to this Agreement;

B. The Participant is a holder of options to acquire common shares in the capital of Vista Gold Corp. (“Vista”) and is entitled to receive options to acquire common shares in the capital of the Corporation (“Options”) as part of the plan of arrangement that forms a part of the Arrangement Agreement and has been designated as a “Participant” under the Plan by the Board of Directors of the Corporation.

NOW THEREFORE in consideration of the premises and mutual covenants hereinafter set forth, and for other good and valuable consideration, it is agreed between the parties hereto as follows:

1.	INTERPRETATION

In this Agreement defined or capitalized words and terms used herein shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement.

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2.	GRANT OF OPTION

The Corporation hereby grants to the Participant, subject to the terms and conditions set forth in the Plan and this Agreement, an irrevocable right and option (the “Option”) to purchase                      Common Shares (the “Shares”) of the Corporation at the price of Cdn/US$                     per Share at any time after the date or dates set forth below with respect to the number of Shares shown opposite such date or dates:

Date	No. of Shares Vested

until the close of business on the              day of                     ,              (the “Expiry Date”).

3.	EXERCISE OF OPTION

The Participant shall have the right to exercise the Option hereby granted, subject to the terms and conditions set forth in the Plan and this Agreement, until the Expiry Date at which time the Option hereby granted shall expire and terminate and be of no further force or effect for those Shares in respect of which the Option hereby granted has not been exercised.

4.	NO REQUIREMENT TO PURCHASE

Nothing herein contained shall obligate the Participant to purchase and/or pay for any Shares except those Shares in respect of which the Participant shall have duly and properly exercised his or her Option.

5.	SUBJECT TO PLAN

This Agreement shall be subject in all respects to the Plan as the same shall be amended, revised or discontinued from time to time and all the terms and conditions of the Plan are hereby incorporated into this Agreement as if expressly set forth herein and as the same may be amended from time to time.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

Participant’s Signature

Participant’s Name
(print or type)

ALLIED NEVADA GOLD CORP.

Per:

Per:

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